Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of QUALCOMM Incorporated of our report dated November 2, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in QUALCOMM Incorporated’s Annual Report on Form 10-K for the year ended September 25, 2022.

/s/ PricewaterhouseCoopers LLP

San Diego, California
March 8, 2023